EXHIBIT 32.1

Certifications Pursuant to 18 U.S.C §1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Solely for the purposes of complying with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned, Paulo R. Bonifacio, Chief Executive Officer, President and Director (Principal Executive Officer), and Leonardo Pucci Burti, Chief Financial Officer (Principal Financial and Accounting Officer) of BRB FOODS INC. (the “Company”), hereby certifies, based on his knowledge, that:

1.

This Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 15, 2026

/s/ Paulo R. Bonifacio
Paulo R. Bonifacio
Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ Leonardo Pucci Burti
Leonardo Pucci Burti
Chief Financial Officer (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.